           [LETTERHEAD OF HABIF, AROGETI & WYNNE, P.C. APPEARS HERE]


                                                                EXHIBIT 12.1



February 10, 1997



                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of International CompuTex, Inc. on Form 10-SB of our report dated January 24, 1997, except for the second paragraph of Note J, as to which the date is February 7, 1997, appearing in this Registration Form.

                                       Very truly yours,

                                       HABIF, AROGETI & WYNNE, P.C.